Exhibit 4.6

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASED UPON EXERCISE OF THIS WARRANT MAY BE TRANSFERRED WITHOUT (I) THE OPINION OF COUNSEL SATISFACTORY TO SOUTHWEST CASINO CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW; OR (II) SUCH REGISTRATION. IN ADDITION, THE UNDERLYING SHARES OF COMMON STOCK ARE SUBJECT TO RESTRICTION AND RIGHTS OF REDEMPTION CONTAINED IN THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

SOUTHWEST CASINO CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Void after 4:00 p.m., Minneapolis, Minnesota time on October 19, 2010

This warrant (“Warrant”) certifies that                                         (“Holder”), is entitled to purchase, subject to fulfillment of the terms and conditions in this Warrant (including, to the extent required, the approval of all state and federal regulatory authorities having jurisdiction over Southwest Casino Corporation (the “Company”)), from the Company at any time before 4:00 p.m. Minneapolis time on October 19, 2010 (the “Exercise Period”), 100,000 shares of Common Stock of the Company (“Common Stock”) at the purchase price of $.58 per share. The number of shares of Common Stock Holder will receive upon exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as stated in this Warrant. The shares of Common Stock deliverable upon exercise of this Warrant are sometimes referred to as “Warrant Shares” and the purchase price of each share of Common Stock under this Warrant is sometimes referred to as the “Exercise Price.”  The term “Warrant” as used in this Warrant includes any warrants issued in exchange for, substitution for, and replacement of this Warrant or into which this Warrant may be divided or exchanged.

Section 1.                                          Exercise of Warrant. Subject to the provisions of this Warrant (including, but not limited to, the approval of all state and federal regulatory authorities that have jurisdiction over the Company), this Warrant may be exercised at any time during the Exercise Period by the presentation and surrender to the Company of this Warrant with (1) the Purchase Form attached as Exhibit A, duly executed by the Holder, and (2) payment, in cash, by wire transfer to an account of the Company, or by certified or official bank check payable to the order of the Company, of the Exercise Price payable for the Warrant Shares being purchased (payment must include all applicable federal and state taxes). If the Holder purchases less than all of the Warrant Shares, the Company will execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable under the Warrant Shares on the terms provided in this Warrant.

As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, the Company will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates representing the number of Warrant Shares purchased. The Company may require that the certificate or certificates contain a legend substantially as follows:

“The securities represented by this certificate (i) have not been registered under the Securities Act of 1933, as amended, or any state securities laws; (ii) may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws; and (iii) a holder of the securities will be required to comply with all federal and state rules and regulations regarding gaming operations applicable to the Company and its subsidiaries and may be required to sell the securities to the Company or otherwise dispose of the securities if continued ownership of the securities by the holder may result in a violation of applicable rules or regulations or the disapproval, modification, loss or non-renewal of any contract or license or other consent or approval related to the gaming operations of the Company or any subsidiary of the Company.”

Section 2.                                          Reservation of Shares. The Company agrees that, at all times until the expiration of this Warrant, it will reserve for issuance and delivery upon exercise of this Warrant the number of shares of its Common Stock required for issuance or delivery upon exercise of this Warrant.

Section 3.                                          Assignment or Loss of Warrant. This Warrant is issued subject to the following terms, conditions, and limitations:

3.1                               Assignment/Transfer of Warrant. This Warrant is not assignable or transferable unless accompanied by a favorable opinion of counsel satisfactory to the Company, as stated in Section 6 of this Warrant; except that it may be transferred according to the terms of the will of the Holder, or the law of intestate succession, upon the death of the Holder. Any assignment must be made by surrender of this Warrant to the Company with a Form of Assignment acceptable to the Company and duly executed and with funds sufficient to pay any transfer tax; whereupon the Company, without charge, will execute and deliver a new warrant in the name of the assignee named in the instrument of assignment and this Warrant will be promptly canceled.

3.2                               Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company will execute and deliver a new Warrant of like tenor and date to the Holder or such Holder’s designee.

Section 4.                                          Rights of the Holder. The Holder, by virtue of this Warrant, is not entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent stated in this Warrant.

Section 5.                                          Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant are subject to the registration rights stated in the separate Registration Rights Agreement between the Company and the Holder dated the same date as this Warrant.

Section 6.                                          Anti-Dilution Provisions.

6.1                               Issuance of Dividends and/or Stock Splits. If, before this Warrant is exercised or expires, the Company declares and issues any shares of its Common Stock as a stock dividend or subdivides the number of outstanding shares of its Common Stock into a greater number of shares, the then applicable Exercise Price will be proportionately reduced and the number of shares then purchasable under this Warrant will be proportionately increased. Conversely, if the Company reduces the number of outstanding shares of Common Stock by combining shares into a smaller number of shares (e.g. reverse stock split), the then applicable Exercise Price will be proportionately increased and the number of shares of Common Stock then purchasable under this Warrant will be proportionately decreased. Any dividend paid or distributed upon the Common Stock in securities convertible into shares of Common Stock will be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion of such convertible security.

6.2                               Fractional Shares. No fractional shares or script representing fractional shares of Common Stock will be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company will pay to the Holder an amount in cash equal to that fraction multiplied by the market value of a full share of Common Stock on the day of exercise, as determined in good faith by the Company.

6.3                               Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance of all or substantially all of the assets of the Company to another corporation, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon that reclassification, capital reorganization, or other change, consolidation, merger, sale or conveyance as may be issued or payable with respect to or in exchange for the number of shares of Common Stock of the Company purchasable upon the exercise of this Warrant had that recapitalization, capital reorganization, or other change, consolidation, merger, sale or conveyance not taken place. Any such provisions shall include provision for adjustments, which shall be as nearly equivalent, as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 5 will similarly apply to successive reclassifications, capital reorganizations, changes of shares of Common Stock, and to successive consolidations, mergers, sales or conveyances.

Section 7.                                          Transfer to Comply With the Securities Act. This Warrant and the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may lawfully be made without registration under the Federal Securities Act of 1933, as amended (the “Securities Act”), and applicable state law; or (ii) such registration. Each certificate representing Warrant Shares or other securities issued upon exercise of this Warrant may bear a legend substantially as set forth in Section 1 above.

Section 8.                                          Representations and Warranties of Holder. The Holder represents and warrants to the Company the following:

8.1                               Holder is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”).

8.2                               As a sophisticated investor, the Holder has such knowledge and experience in financial business matters that the Holder is capable of evaluating the merits and risks of the prospective investment in the Warrant and the Warrant Shares.

8.3                               The Holder recognizes that an investment in the Warrant and the Warrant Shares of Common Stock involves a high degree of risk, that transferability and resale is restricted and that the Holder could sustain a loss of Holder’s entire investment the Warrant and the Warrant Shares.

8.4                               In connection with the acquisition of the Warrant, the Holder represents and warrants that the Holder intends to acquire the Warrant and the Warrant Shares for investment purposes and not with a view to or for resale in connection with any distribution of the Warrant or the Warrant Shares, and agrees that the Holder will not sell or assign the Warrant or the Warrant Shares without registration under all applicable securities laws or appropriate exemption from applicable registration requirements. The Holder understands and acknowledges that neither the Warrant nor the Warrant Shares have been registered under the Securities Act nor applicable state securities laws and therefore will not be freely transferable. The Holder also understands and acknowledges that the Company is under no obligation to register the Warrant or the Warrant Shares.

Section 9.                                          Survival of Representations and Warranties. The representations and warranties set forth in Section 6 above will survive the exercise of the Warrant.

Section 10.                                   Applicable Law. This Warrant is governed by and must be construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned as of October 20, 2005.

SOUTHWEST CASINO CORPORATION

Jeffrey S. Halpern, Chairman of the Board

Accepted and agreed to:

Holder

EXHIBIT A

PURCHASE FORM

To be signed upon exercise of Warrant.

The undersigned, the Holder of the attached Warrant (the “Warrant”), irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase under the Warrant,                              of the shares of Common Stock of Southwest Casino Corporation (the “Company”) to which the Warrant relates and makes payment of $                                                 ($                   per share) for those shares in cash or by certified check, which payment is included with this Purchase Form. The undersigned requests that a certificate representing the shares purchased be delivered to the undersigned at the address stated below:

(a)                                  The shares of common stock purchasable upon exercise of the attached Warrant (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws and are being issued by the Company under exemptions from such registration requirements. Neither the Securities and Exchange Commission nor any state securities division has made an independent determination that the Securities are exempt from registration. Any representation to the contrary is a criminal offense.

(b)                                 The Warrant Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Company’s Articles of Incorporation and Bylaws, the Act and the applicable state laws, pursuant to registration or exemption therefrom, and, if applicable, upon receipt of the prior written approval of the Colorado Limited Gaming Control Commission, South Dakota Commission on Gaming and such other state regulatory authorities as may have jurisdiction.

(c)                                  The undersigned Holder represents, warrants, and agrees that (i) the Company has made no representations as to the value of the Warrant Shares; (ii) the Holder has been provided with the opportunity to ask such information of the Company’s management and to obtain such information regarding the Company, its business and affairs as the Holder deems necessary or appropriate in determining to accept the Securities under the terms and conditions of this Agreement; (iii) the Holder is accepting the Warrant Shares for Holder’s own account, for long-term investment and without the intention of reselling or redistributing the Warrant Shares, (iv) the Company has no obligation to register the Warrant Shares; and (v) any transfer of the Warrant Shares is restricted by applicable state and federal securities laws and will be further restricted by a restrictive legend placed on the certificate(s) representing the Warrant Shares.

Dated:

(Signature)

Address:

A-1